EXHIBIT 10.5

                          SUPPLEMENTAL RETIREMENT PLAN

     THIS AGREEMENT made this ____ day of ________, 19__, by and between BELMONT BANCORP., an Ohio corporation (hereafter the "Corporation"), and ______________________, residing in ____________________________________ (the
"Employee").

     WHEREAS, the Corporation has employed and continues to employ the Employee as its _____________________________; and

     WHEREAS, the Corporation wishes to provide certain additional benefits to supplement Employee's retirement funds so that Employee shall be free to concentrate his efforts upon the business of the Corporation.

WITNESSETH THAT:

     In consideration of the above premises and in further consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1. During the term of his employment with the Corporation, Employee shall devote all of his time, attention, skill and efforts to the performance of his duties as President and Chief Executive Officer of the Corporation.

     2. The Corporation acting by and through its Board of Directors (hereafter called the "Board") shall annually establish the salary, benefits, duties and goals for the Employee and in addition to the aforesaid remuneration shall provide for the payment of supplemental retirement benefits as provided in paragraph 5 herein, unless forfeited by the occurrence of any of the events of forfeiture specified in paragraph 7, herein.


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     3. (a) The Corporation shall credit to a book reserve account (the
"Supplemental Retirement Account") established for this purpose, the sum of fourteen thousand dollars ($14,000.00) during 1994 and may, if approved by the Board, deposit an additional amount of fourteen thousand dollars ($14,000.00) during each of the years 1995, 1996, 1997, and 1998.

     (b) Any amount so credited to the Supplemental Retirement Account shall bear interest at a rate determined annually by the Corporation and may be kept in cash or invested and reinvested in mutual funds, stocks, bonds, securities, or any other assets as may be selected by the Board in its discretion. In the exercise of the foregoing discretionary investment powers, the Board may establish one or more trusts, engage investment counsel and, if it so desires, may delegate to the trustee or investment counsel full or limited authority to select the assets in which the funds are to be invested.

     (c) The Employee agrees on behalf of himself and all others who may or could derive a benefit from this Plan to assume all risk in connection with the investment of the account in accordance with the provisions of this Agreement.

     (d) Title to and beneficial ownership of any assets, whether cash or investments which the Corporation may earmark to pay the supplemental retirement benefits, shall at all times remain in the Corporation, and the Employee and his designated beneficiary shall not have any property interest whatsoever in any specific assets of the Corporation.

     5. The benefits to be paid as supplemental retirement benefits (unless they are forfeited by the occurrence of any of the events of forfeiture specified in paragraph 7, below) are as follows:

          (a) If the Employee's employment hereunder is terminated on or after the Employee shall have reached the age of 65, the Corporation shall pay to him in quarterly installments


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     for each of ten (10) years following the date of his retirement the greatest equal amount that can be withdrawn quarterly from the Supplemental Retirement Account (with the account accruing interest of six percent per annum) which will exhaust the Supplemental Retirement Account after forty
     (40) payments; provided nevertheless that the amount payable to the Employee hereunder shall not be greater than forty-three thousand dollars ($43,000.00) per annum. If the Employee should die on or after his 65th birthday and before the forty (40) quarterly payments are made, the unpaid balance will continue to be paid in quarterly installments for the unexpired portion to his designated beneficiary in the same manner as set forth above.

          (b) If the Employee's employment hereunder is terminated for any reason other than death and disability but before the Employee shall have reached the age of 65, then the amount in the Supplemental Retirement Account shall continue to be invested or held in cash as the Board in its discretion may determine and no payments shall be made until the Employee shall have reached the age of 65 at which time payments shall be made in the same manner and to the same extent as set forth in paragraph 5(a), above. If prior to reaching age 65 the Employee should die, or if prior to reaching age 65 the Employee should become disabled, then payments shall be made in the same manner and to the same extent as set forth in paragraph 5(c), below.

          (c) If the Employee's employment is terminated because of disability or death before he has reached the age of 65, and while he is in the employ of the Corporation, then the Corporation shall make forty quarterly payments to the Employee (in the event of his disability) or his designated beneficiary (in the event of his death) in the same manner and to the same extent as provided in paragraph 5(a), above.


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          (d) If both the Employee and his designated beneficiary should die before a total of forty (40) quarterly payments are made by the Corporation, then the remaining value of the Deferred Compensation Account shall be determined as of the date of the death of the designated beneficiary and shall be paid as promptly as possible in one lump sum to the estate of such designated beneficiary.

          (e) Except if prohibited by law or the order of any court, the beneficiary referred to in this paragraph may be designated or changed by the Employee (without the consent of any prior beneficiary) on a form provided by the Corporation and delivered to the Corporation before his death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Employee, the installment payments payable under paragraph 5(c), above shall be payable to the Employee's estate.

          (f) The Employee shall be deemed to have become disabled for purposes of paragraph 5(c), above if the Board shall find on the basis of medical evidence satisfactory to the Board that the Employee is totally disabled, mentally or physically, so as to be prevented from engaging in further employment by the Corporation consistent with Employee's prior responsibilities with the Corporation and that such disability will be permanent and continuous during the remainder of his life.

          (g) The Installment payments to be made to the Employee under paragraphs 5(a) and 5(c), above shall commence on the first day of the calendar quarter next following the date of the termination of his employment, and the installment payments to be made to the Employee under paragraph 5(b), above shall commence on the first day of the calendar quarter next following the date on which the Employee shall have reached the age of 65. The installment payments to be made to


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     the designated beneficiary under the provisions of this paragraph 5 shall commence on a date to be selected by the Corporation but within six months subsequent to the date of death of the Employee.

          (h) Notwithstanding anything herein contained to the contrary, the Board shall have the right in its sole discretion to vary the manner and time of making the installment distributions provided in this paragraph and may make such distributions in lump sums or over a shorter or longer period of time as it may find appropriate.

     6. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Employee, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be a part of the general funds of the Corporation and no person other than the Corporation shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Corporation under this agreement, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     7. Notwithstanding anything herein contained to the contrary, no payment of any then unpaid installments of supplemental retirement benefits shall be made, and all rights of the Employee, his designated beneficiary, executors or administrators, or any other person, under this Agreement to receive payments thereof shall be forfeited if any or all of the following events shall occur:

          (i) After the Employee ceases to be employed by the Corporation he shall fail or refuse to provide advice and counsel to the Corporation when reasonably requested to do so.


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          (ii) The Employee's employment is terminated for cause by the
     Corporation which determination shall be made by the Board of Directors.

     8. The right of the Employee or any other person to the payment of supplemental retirement or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

     9. If the Board shall find that any person to whom any payment is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Board to have incurred expenses for such person otherwise entitled to payment, in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of the Corporation under this agreement.

     10. Nothing contained herein shall be construed as an employment contract or in any way confer upon the Employee the right to continue in the employ of the Corporation as an executive or in any other capacity.

     11. Any supplemental retirement benefits payable under this Agreement shall not be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Corporation for the benefit of its employees.

     12. The Board shall have full power and authority to interpret, construe and administer this Agreement and the Board's interpretations and construction thereof, and actions thereunder, including any valuation of the Supplemental Retirement Account, or the amount or recipient of the


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payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. The Board shall further have the authority to amend this Supplemental Retirement Plan; provided that no such amendment shall restrict or eliminate the benefit provided to Employee hereunder. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his own willful misconduct or lack of good faith.

     13. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and the Employee and his heirs, executors, administrators and legal representatives.

     14. This Agreement shall be construed in accordance with and governed by the law of the State of Ohio.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and Employee has hereunto set his hand and seal as of the date first above written.


                                        BELMONT BANCORP.,
                                        an Ohio corporation,

(CORPORATE SEAL)
                                        By:
                                             --------------------------
                                             Its Chairman


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